EXHIBIT 3

                                    BY-LAWS
                                       OF
                             THE COCA-COLA COMPANY


                AS AMENDED AND RESTATED THROUGH OCTOBER 17, 2002


                                   ARTICLE I

SHAREHOLDERS:

     Section 1. Place, Date and Time of Holding Annual Meetings. Annual meetings of shareholders shall be held at such place, date and time as shall be designated from time to time by the Board of Directors. In the absence of a resolution adopted by the Board of Directors establishing such place, date and time, the annual meeting shall be held at 1209 Orange Street, Wilmington, Delaware, on the third Wednesday in April of each year at 9:00 A.M. (local time).

     Section 2. Voting. Each outstanding share of common stock of the Company is entitled to one vote on each matter submitted to a vote. Directors shall be elected by plurality votes cast in the election for such directors. All other action shall be authorized by a majority of the votes cast unless a greater vote is required by the laws of Delaware. A shareholder may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or the transmission that could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     Section 3. Quorum. The holders of a majority of the issued and outstanding shares of the common stock of the Company, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders.

     Section 4. Adjournment of Meetings. In the absence of a quorum or for any other reason, the chairman of the meeting may adjourn the meeting from time to time. If the adjournment is not for more than thirty days, the adjourned meeting may be held without notice other than an announcement at the meeting. If the adjournment is for more than thirty days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such

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meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called.

     Section 5. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings shall be held at the place, date and time fixed by the Secretary.

     Section 6. Notice of Shareholders Meeting. Written notice, stating the place, date, hour and purpose of the annual or special meeting shall be given by the Secretary not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting.

     Section 7. Organization. The Chairman of the Board of Directors shall preside at all meetings of shareholders. In the absence of, or in case of a vacancy in the office of, the Chairman of the Board of Directors, the President, or in his absence or in the event that the Board of Directors has not selected a President, any Senior Executive Vice President, Executive Vice President, Senior Vice President or Vice President in order of seniority as specified in this sentence, and, within each classification of office in order of seniority in time in that office, shall preside. The Secretary of the Company shall act as secretary at all meetings of the shareholders and in the Secretary's absence, the chairman of the meeting may appoint a secretary.

     The Board of Directors of the Company shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (i) an agenda or order of business for the meeting,
(ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on participation in such meetings to shareholders of record of the Company and their duly authorized and constituted proxies, and such other persons as the chairman of the meeting shall permit,
(iv) restrictions on entries to the meeting after the time affixed for the commencement thereof, (v) limitations on the time allotted to the questions or comments by participants and (vi) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     Section 8. Inspectors of Election. All votes by ballot at any meeting of shareholders shall be conducted by such number of inspectors of election as are appointed

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for that purpose by either the Board of Directors or by the chairman of the meeting. The inspectors of election shall decide upon the qualifications of voters, count the votes and declare the results.

     Section 9. Record Date. The Board of Directors, in order to determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, shall fix in advance a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action and in such case only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or entitled to express consent to such corporate action in writing without a meeting, or be entitled to receive payment of any such dividend or other distribution or allotment of any rights or be entitled to exercise any such rights in respect of stock or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

     Section 10. Notice of Shareholder Proposals. At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a shareholder. In order for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such proposal must be a proper matter for shareholder action under the General Corporation Law of the State of Delaware. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days notice by the shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii)

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the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders' meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 10, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     Section 11. Election of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made (i) at an annual or special meeting of shareholders by or at the direction of the Board of Directors or (ii) at an annual meeting by any shareholder of the Company entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 11. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company in accordance with the provisions of
Section 10. Such shareholder's notice shall set forth (i) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person,
(D) a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice, the information required to be provided pursuant to Section 10. At the request of the Board of Directors, any person nominated by a shareholder for election as a director shall furnish to the Secretary of the Company that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be

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eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 11. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

                                   ARTICLE II

DIRECTORS:

     Section 1. Number and Term and Classes of Directors. The whole Board of Directors shall consist of not less than ten (10) nor more than twenty (20) members, the exact number to be set from time to time by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. In absence of the Board of Directors setting the number of directors, the number shall be 20. The Board of Directors shall be divided into three classes of as nearly equal size as practicable. The term of office of the members of each class shall expire at the third annual meeting of shareholders following the election of such members, and at each annual meeting of shareholders, directors shall be chosen for a term of three years to succeed those whose terms expire; provided, whenever classes are or, after the next annual meeting of shareholders, will be uneven, the shareholders, for the sole purpose of making the number of members in such class as equal as practicable, may elect one or more members of such class for less than 3 years.

     Section 2. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine from time to time.

     Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Secretary or by a majority of the directors by written request to the Secretary.

     Section 4. Notice of Meetings. The Secretary shall give notice of all meetings of the Board of Directors by mailing the notice at least three days before each meeting or by telegraphing or telephoning the directors not later than one day before the meeting. The notice shall state the time, date and place of the meeting, which shall be determined by the Chairman of the Board of Directors, or, in absence of the Chairman, by the Secretary of the Company, unless otherwise determined by the Board of Directors.

     Section 5. Quorum and Voting. A majority of the directors holding office shall constitute a quorum for the transaction of business. Except as otherwise specifically required by Delaware law or by the Certificate of Incorporation of the Company or by these By-Laws, any action required to be taken shall be authorized by a majority of the directors present at any meeting at which a quorum is present.

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     Section 6. General Powers of Directors. The business and affairs of the
Company shall be managed under the direction of the Board of Directors.

     Section 7. Chairman. At all meetings of the Board of Directors, the Chairman of the Board of Directors shall preside and in the absence of, or in the case of a vacancy in the office of, the Chairman of the Board of Directors, a chairman selected by the Chairman of the Board of Directors or, if he fails to do so, by the directors, shall preside.

     Section 8. Compensation of Directors. Directors and members of any committee of the Board of Directors shall be entitled to such reasonable compensation and fees for their services as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors and any committee thereof, except that a Director who is an officer or employee of the Company shall receive no compensation or fees for serving as a Director or a committee member.

     Section 9. Qualification of Directors. Each person who shall attain the age of 74 shall not thereafter be eligible for nomination or renomination as a member of the Board of Directors.

     Any director who was elected or reelected because he or she was an officer of the Company at the time of that election or the most recent reelection shall resign as a member of the Board of Directors simultaneously when he or she ceases to be an officer of the Company.

                                  ARTICLE III

COMMITTEES OF THE BOARD OF DIRECTORS:

     Section 1. Committees of the Board of Directors. The Board of Directors shall designate an Audit Committee, a Compensation Committee and a Committee on Directors and Corporate Governance, and whatever other committees the Board of Directors deems advisable, each of which shall have and may exercise the powers and authority of the Board of Directors to the extent provided in the charters of each committee adopted by the Board of Directors in one or more resolutions.

     The Chairman of the Board shall have the power and authority of a committee of the Board of Directors for purposes of taking any action which the Chairman of the Board is authorized to take under the provisions of this Article.

     Section 2. Election of Committee Members. The members of each committee shall be elected by the Board of Directors and shall serve until the first meeting of the Board of Directors after the annual meeting of shareholders and until their successors are elected and qualified or until the members' earlier resignation or removal. The Board of

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Directors may designate the Chairman and Vice Chairman of each committee.
Vacancies may be filled by the Board of Directors at any meeting.

     The Chairman of the Board may designate one or more directors to serve as an alternate member or members at any committee meeting to replace any absent or disqualified member, such alternate or alternates to serve for that committee meeting only, and the Chairman of the Board may designate a committee member as acting chairman of that committee, in the absence of the elected committee chairman, to serve for that committee meeting only.

     Section 3. Procedure/Quorum/Notice. The Committee Chairman, Vice Chairman or a majority of any committee may call a meeting of that committee. A quorum of any committee shall consist of a majority of its members unless otherwise provided by resolution of the Board of Directors. The majority vote of a quorum shall be required for the transaction of business. The secretary of the committee or the chairman of the committee shall give notice of all meetings of the committee by mailing the notice to the members of the committee at least three days before each meeting or by telegraphing or telephoning the members not later than one day before the meeting. The notice shall state the time, date and place of the meeting. Each committee shall fix its other rules of procedure.

                                   ARTICLE IV

NOTICE AND WAIVER OF NOTICE:

     Section 1. Notice. Any notice required to be given to shareholders or directors under these By-Laws, the Certificate of Incorporation or by law may be given by mailing the same, addressed to the person entitled thereto, at such person's last known post office address and such notice shall be deemed to be given at the time of such mailing.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under these By-Laws, the Certificate of Incorporation or by law, a waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors or a committee of directors need be specified in any written waiver of notice.

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                                   ARTICLE V

OFFICERS:

     Section 1. Officers of the Company. The officers of the Company shall be selected by the Board of Directors and shall be a Chairman of the Board of Directors, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may elect a Vice Chairman, President and a Controller and one or more of the following: Senior Executive Vice President, Executive Vice President, Senior Vice President, Assistant Vice President, Assistant Secretary, Associate Treasurer, Assistant Treasurer, Associate Controller and Assistant Controller. Two or more offices may be held by the same person.

     The Company may have a General Counsel who shall be appointed by the Board of Directors and shall have general supervision of all matters of a legal nature concerning the Company, unless the Board of Directors has also appointed a General Tax Counsel, in which event the General Tax Counsel shall have general supervision of all tax matters of a legal nature concerning the Company.

     The Company may have a Chief Financial Officer who shall be appointed by the Board of Directors and shall have general supervision over the financial affairs of the Company. The Company may also have a Chief of Internal Audits who shall be appointed by the Board of Directors.

     Section 2. Election of Officers. At the first meeting of the Board of Directors after each annual meeting of shareholders, the Board of Directors shall elect the officers. From time to time the Board of Directors may elect other officers.

     Section 3. Tenure of Office; Removal. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders following the officer's election and until the officer's successor is elected and qualified or until the officer's earlier resignation or removal. Each officer shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

     Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Company and subject to the overall direction and supervision of the Board of Directors and Committees thereof shall be in general charge of the affairs of the Company; and shall consult and advise with the Board of Directors and committees thereof on the business and the affairs of the Company. The Chairman of the Board of Directors shall have the power to make and execute contracts on behalf of the Company and to delegate such power to others.

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     Section 5. President. The Board of Directors may select a President who shall have such powers and perform such duties as may be assigned by the Board of Directors or by the Chairman of the Board of Directors. In the absence or disability of the President his or her duties shall be performed by such Vice Presidents as the Chairman of the Board of Directors or the Board of Directors may designate. The President shall also have the power to make and execute contracts on the Company's behalf and to delegate such power to others.


     Section 6. Vice Presidents. Each Senior Executive Vice President, Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may be assigned to the Officer by the Board of Directors or by the Chairman of the Board of Directors or the President.

     Section 7. Secretary. The Secretary shall keep minutes of all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept, minutes of all meetings of Committees of the Board of Directors, except where such responsibility is otherwise fixed by the Board of Directors. The Secretary shall issue all notices for meetings of the shareholders and Board of Directors and shall have charge of and keep the seal of the Company and shall affix the seal attested by the Secretary's signature to such instruments as may properly require same. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board of Directors or the President may require; and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled certificates of stock as required by the transactions of the Company and its shareholders. The Secretary shall attend to such correspondence and such other duties as may be incident to the office of the Secretary or assigned by the Board of Directors, the Chairman of the Board of Directors, or the President.

     In the absence of the Secretary, an Assistant Secretary is authorized to assume the duties herein imposed upon the Secretary.

     Section 8. Treasurer. The Treasurer shall perform all duties and acts incident to the position of Treasurer, shall have custody of the Company funds and securities, and shall deposit all money and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be authorized, taking proper vouchers for such disbursements, and shall render to the Board of Directors, whenever required, an account of all the transactions of the Treasurer and of the financial condition of the Company. The Treasurer shall vote all of the stock owned by the Company in any corporation and may delegate this power to others. The Treasurer shall perform such other duties as may be assigned to the Treasurer and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the Chairman of the Board of Directors.

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    In the absence of the Treasurer, an Assistant Treasurer is authorized to assume the duties herein imposed upon the Treasurer.

     Section 9. Controller. The Board of Directors may select a Controller who shall keep or cause to be kept in the books of the Company provided for that purpose a true account of all transactions and of the assets and liabilities of the Company. The Controller shall prepare and submit to the Chief Financial Officer or, in the absence of the Chief Financial Officer to the Chairman of the Board of Directors, such financial statements and schedules as may be required to keep the Chief Financial Officer and the Chairman of the Board of Directors currently informed of the operations and financial condition of the Company, and perform such other duties as may be assigned by the Chief Financial Officer or the Chairman of the Board.

     In the absence of the Controller, an Assistant Controller is authorized to assume the duties herein imposed upon the Controller.

     Section 10. Chief of Internal Audits. The Board of Directors may select a Chief of Internal Audits, who shall cause to be performed, and have general supervision over, auditing activities of the financial transactions of the Company, including the coordination of such auditing activities with the independent accountants of the Company and who shall perform such other duties as may be assigned to him from time to time. The Chief of Internal Audits shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the Chairman of the Board of Directors. From time to time at the request of the Audit Committee, the Chief of Internal Audits shall inform that Committee of the auditing activities of the Company.

     Section 11. Assistant Vice Presidents. The Company may have assistant vice presidents who shall be appointed by a committee whose membership shall include one or more executive officers of the Company (the "Committee"). Each such assistant vice president shall have such powers and shall perform such duties as may be assigned from time to time by the Committee, the Chairman of the Board of Directors, the President or any Vice President, and which are not inconsistent with the powers and duties granted and assigned by these By-Laws or the Board of Directors. Assistant vice presidents appointed by the Committee shall be subject to removal at any time, with or without cause, by the Committee. Annually the Committee shall report to the Board of Directors who it has appointed to serve as assistant vice presidents and their respective responsibilities.

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                                  ARTICLE VI

RESIGNATIONS: FILLING OF VACANCIES:

     Section 1. Resignations. Any director, member of a committee, or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     Section 2. Filling of Vacancies. If the office of any director becomes vacant, the directors in office, although less than a quorum, or, if the number of directors is increased, the directors in office, may elect any qualified person to fill such vacancy. In the case of a vacancy in the office of a director caused by an increase in the number of directors, the person so elected shall hold office until the next annual meeting of shareholders, or until his successor shall be elected and qualified. In the case of a vacancy in the office of a director resulting otherwise than from an increase in the number of directors, the person so elected to fill such vacancy shall hold office for the unexpired term of the director whose office became vacant. If the office of any officer becomes vacant, the Chairman of the Board of Directors may appoint any qualified person to fill such vacancy temporarily until the Board of Directors elects any qualified person for the unexpired portion of the term. Such person shall hold office for the unexpired term and until the officer's successor shall be duly elected and qualified or until the officer's earlier resignation or removal.

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                                  ARTICLE VII

INDEMNIFICATION:

     Section 1. Indemnification of Directors and Officers; Insurance. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first two paragraphs of this Section or in defense of any claim, issue or matter

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therein, he shall be indemnified against expenses (including attorneys'fees)
actually and reasonably incurred by him in connection therewith.

     Any indemnification under the first two paragraphs of this Section (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct set forth in the first two paragraphs of this Section has been met. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized by this Section.

     The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those indemnified or those who receive advances may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section.

     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                                  ARTICLE VIII

CAPITAL STOCK:

     Section 1. Form and Execution of Certificates. The certificates of shares of the capital stock of the Company shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board of Directors or the President, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Each certificate of stock shall certify the number of shares owned by the shareholder in the Company.

     A facsimile of the seal of the Company may be used in connection with the certificates of stock of the Company, and facsimile signatures of the officers named in this Section may be used in connection with said certificates. In the event any officer whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person was an officer at the date of issue.

     Section 2. Record Ownerships. All certificates shall be numbered appropriately and the names of the owners, the number of shares and the date of issue shall be entered in the books of the Company. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

     Section 3. Transfer of Shares. Upon surrender to the Company or to a transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Company, if it is satisfied that all provisions of law regarding transfers of shares have been duly complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. Lost, Stolen or Destroyed Stock Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Company an affidavit as to such person's ownership of the certificate and of the facts which go to prove that it was lost, stolen or destroyed. The person shall also, if required by the Board of Directors, give the Company a bond, sufficient to indemnify the Company against any claims that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Any Vice President or the Secretary or any Assistant Secretary of the Company is authorized to issue such duplicate certificates or to authorize any of the transfer agents and registrars to issue and register such duplicate certificates.

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     Section 5. Regulations. The Board of Directors from time to time may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares.

     Section 6. Transfer Agent and Registrar. The Board of Directors may appoint such transfer agents and registrars of transfers as may be deemed necessary, and may require all stock certificates to bear the signature of either or both.

                                   ARTICLE IX

SEAL:

     Section 1. Seal. The Board of Directors shall provide a suitable seal containing the name of the Company, the year of its creation, and the words, "CORPORATE SEAL, DELAWARE," or other appropriate words. The Secretary shall have custody of the seal.

                                   ARTICLE X

FISCAL YEAR:

     Section 1. Fiscal Year. The fiscal year of the Company shall be the calendar year.

                                   ARTICLE XI

AMENDMENTS:

     Section 1. Directors may Amend By-Laws. The Board of Directors shall have the power to make, amend and repeal the By-Laws of the Company at any regular or special meeting of the Board of Directors.

     Section 2. By-Laws Subject to Amendment by Shareholders. All By-Laws shall be subject to amendment, alteration, or repeal by the shareholders entitled to vote at any annual meeting or at any special meeting.

                                  ARTICLE XII

EMERGENCY BY-LAWS:

     Section 1. Emergency By-Laws. This Article XII shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Company conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors or, if one has been constituted, the Executive Committee thereof cannot be readily convened (an "emergency"), notwithstanding any different or

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conflicting provision in the preceding Articles of these By-Laws or in the
Certificate of Incorporation of the Company. To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the preceding Articles and the provisions of the Certificate of Incorporation of the Company shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article XII shall cease to be operative.

     Section 2. Meetings. During any emergency, a meeting of the Board of Directors, or any committee thereof, may be called by any officer or director of the Company. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers, as defined in Section 3 hereof, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

     Section 3. Quorum. At any meeting of the Board of Directors, or any committee thereof, called in accordance with Section 2 of this Article XII, the presence or participation of two directors, one director and a Designated Officer or two Designated Officers shall constitute a quorum for the transaction of business.

     The Board of Directors or the committees thereof, as the case may be, shall, from time to time but in any event prior to such time or times as an emergency may have occurred, designate the officers of the Company in a numbered list (the "Designated Officers") who shall be deemed, in the order in which they appear on such list, directors of the Company for purposes of obtaining a quorum during an emergency, if a quorum of directors cannot otherwise be obtained.

     Section 4. By-Laws. At any meeting called in accordance with Section 2 of this Article XII, the Board of Directors or the committees thereof, as the case may be, may modify, amend or add to the provisions of this Article XII so as to make any provision that may be practical or necessary for the circumstances of the emergency.

     Section 5. Liability. No officer, director or employee of the Company acting in accordance with the provisions of this Article XII shall be liable except for willful misconduct.

     Section 6. Repeal or Change. The provisions of this Article XII shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 5 of this Article XII with regard to action taken prior to the time of such repeal or change.

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